UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2014

OSLER INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53757	20-8195637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 South Mulberry Street, Suite 113, Meza, AZ	85202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 664-3650

none
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01	Other Events.

The Board of Directors of Osler Incorporated has approved a change of the company’s name to America Greener Technologies, Inc. effective April 22, 2014. The Board approved the name change in connection with an overall rebranding of the company following our acquisition of America Greener Technologies Corporation in March 2014.

The name change is being effected through a “short form” merger of Osler with a wholly-owned subsidiary in which Osler will be the legal surviving entity. In accordance with the Nevada Revised Statutes, Osler will change its name at the effective time of the merger. This action was approved by our Board of Directors on April 1, 2014 and no consent of our stockholders is required under Nevada law.

There will be no mandatory exchange of stock certificates. Following the name change, the share certificates which reflect our prior name will continue to be valid. Certificates reflecting the new corporate name and our new CUSIP number will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, Transfer Online, Inc.

Both our CUSIP number and our trading symbol for our common stock on the OTC Bulletin Board will change as a result of the name change. The new CUSIP number will be 02365R105 and our new trading symbol on the OTC Bulletin Board will be AGRN. Our common stock will trade under our new name and new symbol beginning on April 22, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated April 4, 2014 between America Greener Technologies, Inc. and Osler Incorporated

3.4	Articles of Merger as filed with the Secretary of State of Nevada on June 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSLER INCORPORATED

Date: April 21, 2014	By:	/s/ Michael C. Boyko
Michael C. Boyko, Chief Executive Officer and President
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